As filed with the Securities and Exchange Commission on April 5, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Femasys Inc.
(Exact name of registrant as specified in its charter)

Delaware	11-3713499
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3950 Johns Creek Court, Suite 100
Suwanee, Georgia 30024
(Address of principal executive offices) (Zip Code)

FEMASYS INC. 2021 EQUITY INCENTIVE PLAN
FEMASYS INC. EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plans)

Kathy Lee-Sepsick
President and Chief Executive Officer
3950 Johns Creek Court, Suite 100
Suwanee, Georgia 30024
(770) 500-3910
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

David S. Rosenthal, Esq.
Anna Tomczyk Esq.
Dechert LLP
1095 Avenue of Americas
New York, New York 10036
(212) 698-3616

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 474,788 additional shares of common stock under the Femasys Inc. 2021 Equity Incentive Plan and 118,697 additional shares of common stock under the Femasys Inc. Employee Stock Purchase Plan pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on June 22, 2021 (Registration No. 333-257284) and March 24, 2022 (Registration No. 333-263833).

Item 8.	Exhibits.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1*	Opinion of Dechert LLP.

23.1*	Consent of Dechert LLP (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP.

24.1*	Power of Attorney (included on signature page).

99.1
Femasys Inc. 2021 Equity Incentive Plan, and forms of agreements thereunder (Incorporated by reference to Exhibit 10.3 of the Registrant’s Registration Statement on Form S-1 (File No. 333-256156) filed May 14, 2021).

99.2	Femasys Inc. 2021 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.4 of the Registrant’s Registration Statement on Form S-1 (File No. 333-256156) filed May 14, 2021).

107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Suwanee, State of Georgia on April 5, 2023.

FEMASYS INC.

By:	/s/ Kathy Lee-Sepsick
Kathy Lee-Sepsick
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kathy Lee-Sepsick and Dov Elefant, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any Registration Statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held and on the dates indicated.

Signature	Title	Date

/s/ Kathy Lee-Sepsick	President, Chief Executive Officer and Director (principal executive officer)	April 5, 2023
Kathy Lee-Sepsick

/s/ Dov Elefant	Chief Financial Officer (principal financial and accounting officer)	April 5, 2023
Dov Elefant

/s/ Charles Larsen	Chair of the Board of Directors	April 5, 2023
Charles Larsen

/s/ John Adams, Jr.	Director	April 5, 2023
John Adams, Jr.

/s/ John Dyett	Director	April 5, 2023
John Dyett

/s/ Anne Morrissey	Director	April 5, 2023
Anne Morrissey

/s/ Edward Uzialko, Jr.	Director	April 5, 2023
Edward Uzialko, Jr.

/s/ Wendy Perrow	Director	April 5, 2023
Wendy Perrow